Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-264844) of Werewolf Therapeutics, Inc.,

(2) Registration Statement (Form S-8 No. 333-270764) pertaining to the 2021 Stock Incentive Plan and the 2021 Employee Stock Purchase Plan of Werewolf Therapeutics, Inc., as amended by Post-Effective Amendment No. 1 on Form S-8 filed on August 8, 2024,

(3) Registration Statement (Form S-8 No. 333-277727) pertaining to the 2021 Stock Incentive Plan of Werewolf Therapeutics, Inc.,

(4) Registration Statement (Form S-8 No. 333-263806) pertaining to the 2021 Stock Incentive Plan of Werewolf Therapeutics, Inc., and

(5) Registration Statement (Form S-8 No. 333-255636) pertaining to the 2017 Stock Incentive Plan, the 2021 Stock Incentive Plan, and the 2021 Employee Stock Purchase Plan of Werewolf Therapeutics, Inc.,

of our report dated March 11, 2025, with respect to the consolidated financial statements of Werewolf Therapeutics, Inc. included in this Annual Report (Form 10-K) of Werewolf Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 11, 2025